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                                                           FOR IMMEDIATE RELEASE




               DAW TECHNOLOGIES, INC. ANNOUNCES MANAGEMENT CHANGES

       MICHAEL J. SHEA NAMED PRESIDENT AND ROBERT G. CHAMBERLAIN APPOINTED
                            CO-CHAIRMAN OF THE BOARD


         SALT LAKE CITY, UTAH --- FEBRUARY 16 , 2001 --- DAW TECHNOLOGIES, INC. (NASDAQ: DAWK), an international leader in the design, engineering and installation of ultra-clean manufacturing environments, and a contract manufacturer, announced today the election of Michael J. Shea as President and the appointment of Robert G. Chamberlain as Co-Chairman of the board of directors. The company also announced that Ronald W. Daw, the current Chairman and Chief Executive Officer, will be leaving the company on June 30, 2001 to serve as a Mission President for the Church of Jesus Christ of Latter Day Saints.

         Mr. Shea was most recently the company's Executive Vice President, with primary responsibility for strategic planning and business development. Mr. Shea has over 21 years experience in the clean room industry, including eight years with Daw Technologies, Inc. During those years he has acquired extensive knowledge of the clean room industry and has developed numerous personal relationships and networking contacts with industry leaders. Mr. Shea plans to leverage that knowledge and business contacts into solid growth opportunities for the company.

         "I have worked closely with Mike, and I have absolute confidence in his ability to lead the company as it implements its long term growth strategy," said Mr. Daw. "During the past several months, Mike has been deeply involved in developing a strategic growth plan for the company. He was therefore a natural choice to lead the company as it implements that strategy. Mike brings exactly the kind of experience and knowledge the company needs to fully achieve its ambitious business plan," Mr. Daw added.

         In reacting to his election as President, Mr. Shea stated, "I am extremely pleased and honored to take on this new challenge. Our strategic planning process has identified a need to grow the company on multiple fronts, including the acquisition of companies and product lines that complement our existing business and expansion into new markets and new product lines. We have a very strong base on which to build a larger, stronger and more diversified business, and I look forward to implementing our growth strategy."

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         Mr. Chamberlain, the newly appointed Co-Chairman of the board, has been a member of the company's board of directors since 1991. He is currently the President of AvantCom Network, headquartered in Fremont, California. Mr. Chamberlain will take an active role in the transition of management of Daw Technologies and the implementation of the company's strategic growth plans.

         "The management team of Daw Technologies is quite unique in its level of expertise, complementary skills and extraordinary sense of collegiality," said Mr. Chamberlain. He added, "It will be a pleasure to work more closely with management as it undertakes the task of diversifying its business and achieving sustainable growth. Although the company will miss Mr. Daw's steady leadership, I have great confidence in the abilities of the management team to accomplish the company's aggressive goals."

         Daw Technologies, Inc. provides ultra-clean manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of clean room and mini-environment systems that meet stringent semiconductor and pharmaceutical manufacturing requirements. The company also provides contract manufacturing and specialized painting services on an OEM basis for various customers. For further information, visit the company on the Internet at www.dawtech.com.
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         This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. Factors that might affect the actual outcome include, but are not limited to, the possible cancellation of existing or future contracts, possible decrease in demand of the company's products or services, decreases in capital spending by the company's customers, increased competition in the clean room segment of the industry, customer rejection of new products, a decline in demand for products manufactured by the company's customers, changes in management, and the effects of the company's existing and planned diversification efforts. For a more detailed discussion of these and associated risks, see the company's most recent documents filed with the Securities and Exchange Commission.


FOR FURTHER INFORMATION, CONTACT:

RANDY K. JOHNSON, V.P. AND GENERAL COUNSEL
DAW TECHNOLOGIES, INC.
(801) 977-3100